Exhibit 99.1

Mechanical Technology, Incorporated Announces Plans to Deregister Common Stock with SEC

Withdraws 1-for-15 Reverse Stock Split Proposal

Anticipates Common Stock will be Quoted on OTC Pink – Current Information Tier

Plans to Continue to Provide Stockholders with Annual and Quarterly Financial Statements Through OTC Markets Website

Albany, New York, March 7, 2018 (Newswire.com) - Mechanical Technology, Incorporated (“MTI” or the “Company”), a publicly traded company (OTCQB: MKTY) headquartered in Albany, New York, announced today that it intends to file with the Securities and Exchange Commission (“SEC”) on March 16, 2018 a Form 15 terminating the registration of MTI’s common stock, par value $0.01 per share (the “Common Stock”), thereby suspending its obligations to file periodic and current reports and other filings with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q for years beginning after December 31, 2017. MTI will still be required to file a Form 10-K for the year ended December 31, 2017. The deregistration of the Common Stock is expected to result in significant cost savings to MTI in the near term from the elimination of SEC reporting requirements. Also, the deregistration of the Common Stock will allow the Company to avoid the substantial additional costs associated with the compliance and auditing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to focus its resources on increasing long-term growth. Although it will not be required to do so, following deregistration MTI plans to continue to provide stockholders with annual audited financial statements and quarterly unaudited financial statements through the OTC Markets Group (“OTC Markets”) website.

MTI’s Board of Directors has withdrawn the previously announced plan to effect a 1-for-15 reverse stock split of the Common Stock described in the Company’s preliminary proxy statement filed with the SEC on January 17, 2018. MTI originally intended to effect the reverse stock split for the sole purpose of causing the Company to have less than 300 stockholders of record, which in turn would allow it to deregister the Common Stock under the Exchange Act. Since the filing of the preliminary proxy statement, the number of stockholders of record of MTI has fallen below 300, making it unnecessary for the Company to effect the reverse stock split in order to deregister the Common Stock. Accordingly, MTI will no longer seek stockholder approval of the reverse stock split and will withdraw its “going private” transaction statement on Schedule 13E-3 previously filed with the SEC.

MTI expects that, following the filing of the Form 15, the Common Stock will be quoted on the OTC Pink – Current Information tier of the OTC Markets, although no assurance can be given that the Common Stock will be eligible for quotation on this tier, in which case the Company expects that the Common Stock will be quoted on a lower tier of the OTC Markets.

“After thorough discussion and analysis, the MTI Board of Directors believes that the cost of being an SEC reporting company outweighs the associated benefits afforded to a company the size of MTI,” said David Michaels, MTI’s Chairman of the Board. “A recent reduction in the number of our stockholders of record allows us to deregister the Common Stock and cease being an SEC reporting company and therefore eliminates SEC reporting compliance costs. The MTI Board of Directors intends to have MTI’s common stock quoted on the OTC Pink–Current Information market tier and remain a publicly-traded company.”

Rick Jones, MTI’s President and CEO, also noted, “Remaining on the OTC Markets and complying with their Alternative Reporting Standards will allow us to still provide quarterly and annual financial updates to our valued shareholders and the investment community. The time and resources previously expended on SEC regulatory compliance and review - which is extremely burdensome for an organization of our size - will now be better deployed in working to expand our current business, identify, assess and assimilate acquisition candidates and, ultimately, grow long-term stockholders’ equity.”

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About MTI

MTI is engaged in the design, manufacture, and sale of test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. MTI Instrument's products use a comprehensive array of technologies to solve complex, real world applications in numerous industries including manufacturing, electronics, semiconductor, solar, commercial and military aviation, automotive and data storage. For more information about the Company, please visit www.mechtech.com.

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Contact Information:
Lisa Brennan
518-218-2500

lbrennan@mtiinstruments.com